EXHIBIT 10.2

DEED OF TRUST TO PUBLIC TRUSTEE,

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF PRODUCTION AND PROCEEDS,

FINANCING STATEMENT

AND FIXTURE FILING

This Deed of Trust to Public Trustee, Mortgage, Security Agreement, Assignment of Production and Proceeds, Financing Statement and Fixture Filing (this “Instrument”), dated as of April 27, 2009, is from Hunter Bates Mining Corporation, a Minnesota corporation (Organizational I.D. No. 2820102-2) (“Debtor”), with a principal office address of 900 IDS Center, 80 South 8th Street, Minneapolis, MN  55402-8773, to the Public Trustee of Gilpin County, Colorado (“Trustee”), and to and for the benefit of Cabo Drilling (America), Inc., a Washington corporation, as beneficiary (“Secured Party”), with an address of 3rd Floor, 120 Lonsdale Avenue, North Vancouver, BC  V7M 2E8, Canada.

DEFINITIONS

Capitalized terms used but not defined herein have the meanings provided in the Debenture (as defined below).  In this Instrument, the following terms shall have the following meanings:

“Approvals” means each and every approval, authorization, license, permit, consent, variance, land use entitlement, franchise, agreement, performance of surety bond, filing or registration by or with any governmental authority or other person necessary for any stage (or all stages) of developing, operating, maintaining and closing a mine on all or any part of the Lands (or any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in the Lands), including construction of a mine and related improvements and all other activities described above in clauses (a) through (i) of the definition of “Mine Property”.

“Environmental Laws” shall mean all laws, ordinances, rules and regulations of the United States or any other political subdivision, agency, or instrumentality exercising jurisdiction over Debtor or the Collateral, which laws, ordinances, rules and regulations are applicable to Debtor or the Collateral, governing, regulating or otherwise pertaining to health, industrial hygiene or the environment, or regulating, relating to or imposing liability (including strict liability) or standards of conduct concerning any Hazardous Materials, as are now or at any time hereafter in effect and as amended from time to time.

“Hazardous Materials” shall mean any hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material or chemical, or other substance regulated by any Environmental Law.

“Lands” means the lands that are described in Exhibit A hereto, the leasehold estates that are described in Exhibit A hereto, and all now-existing or hereafter-arising leasehold, overriding royalty, royalty, net profits or other interests in real property of the Debtor, together with all appurtenant rights accruing to the owner thereof, including extralateral rights, surface use rights and water rights relating to the lands and leasehold estates identified on Exhibit A hereto.

“Leases” means all surface and mineral leases, subleases, assignments, options, licenses, concessions, occupancy agreements, profits-à-prendre, work agreements, joint venture agreements, partnerships (including mining partnerships), exploration agreements, operating agreements, surface use agreements and surface use and damage agreements, subsidence agreements, easements, licenses, net profits agreements, royalty agreements, nominee agreements, options and all other conveyances, transfers, agreements or arrangements (whether mineral or otherwise, whether previously or hereafter made, and whether existing now or hereafter) relating to all or any part of the Lands or any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in Lands, together with all rentals, royalties and other rights of Debtor thereunder.

“Mine Property” means all tangible property (whether now or hereafter existing or acquired, and whether real, personal or mixed) owned by Debtor and located or found now or hereafter on, in, or under all or any part of the Lands (or any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in the Lands) that now or hereafter is (together with all substitutions and replacements for, and all accessions, additions and attachments to any thereof) used or useful in connection with mining gold or Other Minerals (which as used herein shall include ores, compounds and concentrates bearing the same) or in connection with any related activities, including:

(a)           exploration for and evaluation of deposits of gold or Other Minerals,

(b)           the development, operation, shutdown and closure (temporary and permanent) of a mine (whether an underground or a surface mine),

(c)           handling, processing, refining and beneficiation of gold or Other Minerals, including crushing, screening, non-screen classifying, grinding, flotation, washing, gravity separation, magnetic separation, chemical leaching, thickening, filtration, drying, sintering, palletizing, briquetting, calcining, crystallization, sorting, sizing, roasting, ion exchange, solvent extraction, electrostatic separation, electrorefining, electrowinning and smelting,

(d)           storage of gold or Other Minerals,

(e)           transportation of gold or Other Minerals by any means, including haulage within a mine and from a mine to a mill or to any other handling, processing, beneficiation, storage or marketing location, haulage between any of the foregoing locations, haulage of mine waste (including waste rock and overburden) and tailings, slag and other wastes resulting from handling, processing, and beneficiation and loading in connection with any haulage,

(f)           marketing, and readying for market, gold or Other Minerals,

(g)           disposal (temporary and permanent) of mine waste (including waste rock and overburden) and tailings, slag and other wastes from handling, processing and beneficiation,

(h)           monitoring, maintaining, restoring and improving environmental quality, including elimination, treatment and mitigation of air and water pollution, and

(i)           reclamation of lands and other natural resources affected by any of the foregoing activities.

Without restricting the foregoing, “Mine Property” shall include the following property (together with all substitutions and replacements for, and all accessions, additions and attachments to any thereof) now or hereafter used or useful in connection with mining gold or Other Minerals or in connection with related activities:

(i)           generally — buildings; structures; improvements; furnishings; fixtures; equipment; apparatus; facilities; machinery; tools; vehicles; goods; supplies and inventory; and

(ii)           specifically  — headframes; mine offices; maintenance and equipment repair shops; carpentry; tool and electrical shops; parts and supplies warehouses; change houses; laboratory and assay facilities; ore bins; air compressors; electrical generators and buildings for same; dynamos; staff, workers’ and families’ living and eating facilities; ventilation shafts and ducts; fans; refrigeration units; underground workings (including injection wells and recovery wells; adits; shafts; tunnels; crosscuts; laterals; drifts; raises; winzes; stopes; and other openings to ore); pump rooms; underground hoist rooms; level stations; underground equipment and machinery storage and repair areas; escape shafts; ore storage areas; storehouses; hoist houses; drums; controls; and motors; wire rope for hoists; ore skips and man cars; timber; roof supports; track (including branch; cut-off, spur; industrial; switch; connecting; storage; yard; terminal and other railroad tracks); roads and haulage ways; conveyor belts; electrical wire; apparatus; and controls (including transformers and switch boxes); pipe; water and fuel supply tanks, pumps and pipelines; rolling stock; including locomotives and cars; mine vehicles; drills and related equipment; explosives and explosives storage facilities; continuous miner machines; mucking equipment; loaders and loading equipment; tipples; dewatering facilities; including pumps; sewage facilities; waste water treatment and disposal facilities; water treatment plants (including, without limitation, the water treatment plant adjacent to the Mine headframe); wells for the extraction or injection of water, or for the monitoring of water quality or supply; ditches; water drainage courses; dams; and silt ponds; telephones and other communications equipment; pipelines (including slurry and pneumatic pipelines); tractors; scrapers; power shovels; backhoes; bucket-wheel excavators; draglines; dredges; haulage and water and maintenance trucks; inclined skips; graders; electrical power lines; ships; barges; port facilities; loading docks; tramways and aerial trams; aircraft; airstrips; recreation facilities; company townsite and buildings; mill or processing plants; sluices; wells; augers; overburden; waste rock or spoil; and other mine wastes; load-haul-dump vehicles; conveyors (including screw and bucket conveyors); crushers (including jaw crushers; gyratory crushers; wire crushers; impact crushers; roil crushers; hammer mills; shredders and roller mills); screens (including grizzlies); grinding mills (including ball mills; rod mills; autogenous mills and semi-autogenous mills); flotation circuits (including flotation cells; collection troughs and launders and flumes); washers (including hydrocyclones); gravity separation devices (including jigs; sluices; shaking tables; cones; spirals; vanners and heavy liquids); magnets; leaching circuits; thickening tanks; filters (including drum; disk; belt; and plate filters); driers; kilns; smelting furnaces (including reverberatory furnaces and flash smelters); converters; slag; tailings and tailings ponds.

“Mine-Related Agreements and Plans” means all existing and future contracts, agreements, plans, specifications, technical reports, surveys, designs, drawings and other matters executed by Debtor and (or prepared by) any contractor, architect, engineer, surveyor or other consultant, in each case in connection with the design, construction or operation of the Mine Property, including all contracts and agreements executed by Debtor and any landscape architect, civil engineer, electrical engineer, soils engineer, mining engineer or mechanical engineer, together with all plans and specifications prepared by any design architect for the construction and improvements comprising Mine Property.

“Mines” shall mean the mine commonly referred to as the Bates Hunter Mine, located in Gilpin County, Colorado, and any and all other mines now or hereafter located in, on or under the Lands and the assets related thereto.

“Other Minerals” means all minerals other than gold, whether or not similar to gold or found or produced in association with gold, including silver, coal, all existing and future ores, minerals, mineral elements and compounds, veins, lodes and mineral deposits, whether solid, liquid or gaseous, whether organic or inorganic, metallic or nonmetallic, hydrocarbonaceous or non-hydrocarbonaceous, including rock, gravel, sand, methane, water, and geothermal steam, geothermal heat and geothermal resources, found or located on the Lands.

“Permitted Liens” means:

(i)           Liens for taxes, assessments or governmental charges not then due and delinquent or in respect of which the Debtor has furnished such security as the Secured Party may require and which are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted;

(ii)           Liens in the nature of zoning restrictions, easements and rights and restrictions of record on the use of real property, which do not materially interfere with the conduct of the business of the Debtor and do not materially affect the value of the property subject to such Liens;

(iii)           undetermined or inchoate Liens, including unregistered construction Liens, incidental to current operations of the Debtor which have not at such time been filed pursuant to laws against the Debtor and which relate to obligations neither due nor delinquent;

(iv)           Liens in the form of security given to a public utility or any Governmental Authority in connection with the operations of the Debtor in the ordinary course of its business; and

(v)           matters of record as of the date hereof, itemized on Exhibit C, save and except for the Subordinated Liens.

“Rights of Way” means (including any of the following that are described in Exhibit A hereto) all now or hereafter existing or acquired easements, servitudes, permits, licenses, tenements, hereditaments, rights of way, privileges, liberties, appendages, appurtenances and similar rights appertaining or appurtenant to or beneficially used or useful in connection with the Lands and/or the Mine Property, including and together with all estates, claims, demand rights, title and interests in and to any street, road, highway or alley, vacated or otherwise, adjoining or beneficially used or useful in connection with the Lands and/or the Mine Property.

“Subordinated Liens” means the Liens listed in Exhibit B hereto.

“Water Rights” means all now or hereafter existing or acquired water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights, whether evidenced or initiated by permit, decree, well registration, appropriation not decreed, shares of stock or other interests in mutual ditch or reservoir companies or carrier ditch or reservoir companies or otherwise, appertaining or appurtenant to or beneficially used or useful in connection with the Lands and/or the Mines, together with all pumps, well casings, wellheads, electrical installations, pumphouses, meters, monitoring wells and systems, parshall flumes or other measuring devices, pipes, pipelines and other structures or personal property which are or may be used to produce, regulate, measure, distribute, store or use water from the said water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights.

COLLATERAL

All of Debtor’s right, title and interest in and to all the hereinafter described properties, rights and interests, whether now owned or hereafter acquired, and whether now or hereafter existing or created, is herein collectively called the “Collateral”:

(a)           the Lands and the Rights of Way,

(b)           the gold and Other Minerals that originated from the Lands which are (i) on, in, or under, extending from or into, (ii) produced or to be produced from, (iii) stored, handled, processed, refined or beneficiated or to be stored, handled, processed, refined or beneficiated on, or (iv) transported or marketed or to be transported or marketed on or from, in each case, all or any part of the Lands or any other lands any production from which (or profits or proceeds from such production) is attributed to any interest in the Lands,

(c)           without duplication of any other provision of this granting clause all of Debtor’s now or hereafter arising accounts, as-extracted collateral, chattel paper, commercial tort claims, deposit accounts, documents, general intangibles, goods (including all its consumer goods, equipment, farm products, fixtures and inventory), instruments, investment property, letter-of-credit rights, securities and supporting obligations (as such terms are defined in the applicable Uniform Commercial Code), but only if, and only to the extent, any such above-listed properties, rights or interests relate to, or arise out of, Collateral that is described elsewhere other than in this subsection (c),

(d)           the Leases,

(e)           the Mines and the Mine Property,

(f)           the Approvals,

(g)           the Mine-Related Agreements and Plans,

(h)           the Water Rights,

(i)           all awards, payments or judgments, including interest thereon, and the right to receive the same, as a result of the exercise or threatened exercise of any right of eminent domain, other injury to, taking up, or decrease in the value of all or any portion of the Lands, the Mine Property, the Water Rights or any other property described herein,

(j)           all other property or rights of any kind or character related to the Lands, the Mine Property, the Water Rights or other property described herein, and

(k)           all proceeds (as such term is defined in the applicable Uniform Commercial Code) and products of the foregoing, together with, to the extent Debtor may lawfully grant a security interest therein, any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and all contracts, title instruments, title opinions, land status reports, title abstracts, title insurance commitments or policies, title materials and information, files, records, writings, data bases, information, systems, maps, plats, surveys, geological and geophysical (including electrical, electromagnetic, gravity and seismic), geochemical, and radiometric data and information, drilling data, test data, mineral -samples (including drill cores), mineral assay reports, interpretative and analytical reports of any kind or nature (including reserve or deposit studies or evaluations), mine feasibility reports, technical reports (including, without limitation, that certain “Technical Report on the Bates Hunter Project”, dated July 15, 2008, by Orem Inc.), mine development studies and plans, information concerning exploration and development of deposits of gold and Other Minerals (including information concerning mine operation, shutdown and closure and concerning reclamation of lands and other resources affected by mining), environmental data and related information and reports and studies, computer hardware and software and all documentation therefor or relating thereto (including all licenses relating to or covering such computer hardware, software and/or documentation), trade secrets, business names and the goodwill of the business relating thereto, unpatented inventions, patent applications and patents, lease records (including rental and royalty payment records), payment of rental or maintenance fees, and filings and recordings made with governmental authorities, the Approvals and records and information concerning compliance therewith, mine development programs and budgets, financial statements and audits, reclamation plans and related data and reports, hedging agreements, interest rate protection agreement, commodity hedging agreement or any other agreement evidencing a swap or other derivative transaction, insurance policies, commingling agreements, information and data and reports regarding the products and proceeds of mine operations (including quantities produced, proceeds from sale or other disposition, and disbursement of proceeds to persons entitled to a share thereof), information and data and reports regarding all aspects of the Mine Property (including transportation and marketing of mine products), development rights, air rights, parcel maps, extralateral rights, condemnation awards, franchises, easements, servitudes, permits, licenses, tenements, hereditaments, appurtenances, rents, royalties, overriding royalties, revenues, avails, income, security deposits, reclamation bonds, bonuses, accounts, returns, issues, profits, advantages, claims against third parties, products, proceeds and all other benefits, whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid in this granting clause referenced, and all other things of value and incident thereto which Debtor might at any time have or be entitled to (including any and all liens, lien rights and security interests, and all properties, rights and interests, whether now or hereafter existing or arising, that Debtor uses or installs for use in connection with mining gold or Other Minerals from all or any part of the Lands or any other lands any production from which, or the profits or proceeds from such production, is attributed to any interest in the Lands, or in connection with any related activities); together with all strips and gores belonging, adjacent or pertaining to the Lands; and any after-acquired title, additions to any of the foregoing, including those which may be subjected to the lien and security interest of this Instrument by means of supplements hereto, all the aforesaid properties, rights and interests, together with any after-acquired title, additions and accretions to any of the foregoing.

GRANTING CLAUSES

In consideration of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Debtor, and the matters hereinafter set forth, Debtor hereby:

A.           Real Property.  Grants, bargains, sells, mortgages, assigns, transfers and conveys to Trustee, with POWER OF SALE, for the benefit of Secured Party, that part of the Collateral that is real property (including any fixtures that are real property under applicable state law), subject to the assignment of severed and extracted gold and Other Minerals and the proceeds thereof made under paragraph C below; TO HAVE AND TO HOLD all of the Collateral that is real property (including any fixtures that are real property under applicable state law), together with all of the rights, privileges, benefits, hereditaments and appurtenances in any way belonging, incidental or pertaining thereto, to Trustee and its successors and assigns, forever, IN TRUST, NEVERTHELESS, for the security and benefit of Secured Party and its successors and assigns, subject to all of the terms, conditions, covenants, agreements and trusts herein set forth;

B.           Personal Property.  Grants to Secured Party a security interest in that part of the Collateral that is personal property (including any fixtures that are personal property under applicable state law); and

C.           Assignment of Production.  Collaterally assigns to Secured Party all of the severed and extracted ore, gold and Other Minerals produced from or allocated or attributed to any of the Collateral or any other interest of Debtor (whether now owned or hereafter acquired by operation of law or otherwise) in, to and under or that covers, affects or otherwise relates to the Land or to any of the estates, property rights or other interests described or referred to above, together with all of the proceeds thereof.

ARTICLE I

Secured Obligations

Section 1.1           Obligations Secured.  This Instrument is executed, acknowledged and delivered by Debtor to secure and enforce the following indebtedness, liabilities and obligations (the “Secured Obligations”):

A.           Convertible Debenture.  All indebtedness (including but not limited to the Principal, Interest, Expenses and Extension Fee) evidenced by that certain Convertible Debenture, of even date herewith, in the principal amount of U.S. $511,589.59 made by Wits Basin Precious Minerals Inc., a Minnesota corporation (“Borrower”), and payable to the order of Secured Party, and any renewals, extensions or restatements thereof, modifications, changes, amendments or supplements thereto and substitutions therefor (the “Debenture”), as well as all indebtedness payable by Debtor as a result of Debtor’s obligations in the Debenture to guaranty the Borrower’s obligations under the Debenture;

B.           This Instrument.  All indebtedness payable by Debtor pursuant to the provisions of and evidenced by this Instrument, including, without limitation, any amounts advanced to protect the liens and security interests herein granted and all reasonable attorneys fees, court costs, and expenses of whatever kind or character now existing or hereafter created or arising, incident thereto or to the collection of the indebtedness, liabilities and obligations hereby secured and enforcement of the liens and security interests herein granted and created;

C.           Other Obligations.  All other indebtedness payable by Debtor to Secured Party of whatever kind or character now existing or hereafter created or arising, whether fixed, absolute or contingent, direct or indirect, primary or secondary, joint, several or joint and several, due or to become due, and however evidenced whether by note, open account, overdraft, endorsement, security agreement, guarantee or otherwise, it being contemplated that Debtor may hereafter become indebted to Secured Party in such further sum or sums; and

D.           Renewals, Extensions and Amendments.  All indebtedness evidenced by all renewals, extensions and restatements of, modifications, changes, amendments and supplements to and substitutions for, all or any part of the foregoing.

ARTICLE II

Warranties, Representations, Covenants
and Indemnities

Section 2.1             Representations and Warranties.  Debtor warrants and represents as follows:

A.             Power and Authority.  Debtor has the power and authority to grant, bargain, sell, mortgage, assign, transfer and convey the Collateral as provided herein.

B.             Title.  Exhibit A attached hereto correctly describes, as of the date hereof, all of the land, mineral estates, surface estates and real property leasehold estates (including, without limitation, easements and rights of way) in which Debtor owns an interest and all Water Rights owned by Debtor.  Subject to Permitted Liens and Subordinated Liens, Debtor is the lawful owner of and has good and marketable title to the Collateral free and clear of all Liens.  Debtor warrants and will forever defend the title to the Collateral against the claims of all persons claiming or to claim the same or any part thereof.   To the best of the Debtor’s knowledge, each Lease is a valid and subsisting Lease and is in full force and effect.  Each Lease or a certified copy or memorandum thereof has been recorded in the real property records of the county or counties in which the Lands covered thereby are located, and has been delivered to Secured Party.  Each Lease (a) either is within its primary term, or the primary term thereof has been extended by production of gold or Other Minerals from the Lands covered thereby or otherwise by its terms; (b) is prior to any deed of trust, mortgage or other lien or encumbrance upon the fee interest in such Lands; and (c) is assignable without the prior written consent of the lessor or any other third party.

C.             Approvals.  To the best of Debtor’s knowledge, without inquiry, other than recording or filing of this Instrument, financing statements and similar instruments in favor of Secured Party, Debtor is not required to submit any notice, report or other filing with any governmental authority, person or entity in connection with Debtor’s execution, delivery or performance of this Instrument, and no consent, approval or authorization of any governmental authority, person or entity is required to be obtained by Debtor in connection with Debtor’s execution, delivery and performance of this Instrument or the consummation of the transactions contemplated hereby.  To the best of the Debtor’s knowledge, Debtor is duly qualified to own, hold and operate leases, easements, rights-of-way, mineral agreements and other agreements covering, affecting or otherwise relating to state lands.

D.             Security Interest.  Except for Permitted Liens, Trustee and Secured Party, as the case may be, will obtain, as security for the Secured Obligations a legally valid and binding first perfected lien on, and security interest in, the Collateral.

E.           Structure.  Debtor’s name, identity, corporate structure, state of incorporation and organizational identification number are correctly reflected in the preamble to this Instrument.

Section 2.2             Covenants.  Debtor covenants and agrees as follows:

A.           Secured Obligations.  Debtor shall pay when due and perform the Secured Obligations in accordance with the terms thereof and hereof.

B.           Recording and Filing.  Debtor shall sign all documents reasonably requested by Secured Party to assist Secured Party to create, perfect, maintain and preserve the priority of the liens and security interests intended to be created hereby as a first lien on real property and fixtures and a first priority security interest in personal property and fixtures.

C.           Modifications and Dispositions.  Without the prior written consent of Secured Party, except in the ordinary course of business Debtor shall not (1) amend, modify or otherwise revise any lease, license or other agreement described in Exhibit A; (2) release, surrender, abandon or forfeit the Collateral or any part thereof; (3) sell, convey, assign, lease, sublease, alienate, mortgage or grant security interests in or otherwise dispose of or encumber the Collateral or any part thereof, except to the extent explicitly permitted by the Debenture and except sales of severed gold and Other Minerals in the ordinary course of Debtor’s business and for fair consideration, and except for the liens and security interests created by this Instrument and liens for taxes, assessments and governmental charges not delinquent; or (4) consent to, permit or authorize any such act by another party with respect to the Land, the Collateral or any part thereof.

D.           Defense of Title.  If the title or interest of Debtor, Trustee or Secured Party to the Collateral or any part thereof, or the lien or encumbrance created by this Instrument, or the rights or powers of Secured Party or Trustee hereunder, shall be attacked, either directly or indirectly, or if any legal proceedings are commenced against Debtor or the Collateral, Debtor shall promptly give written notice thereof to Secured Party and at Debtor’s own expense shall take all reasonable steps diligently to defend against any such attack or proceedings, employing attorneys reasonably acceptable to Secured Party.

E.           Environmental Matters.  Debtor shall comply with all Environmental Laws and shall maintain and obtain all permits, licenses and approvals required under Environmental Laws.  Debtor shall not cause or permit the Collateral or Debtor to be in violation of, or do anything or permit anything to be done that will subject the Collateral, Debtor or Secured Party to any additional remedial obligations under any applicable Environmental Laws, assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Collateral or otherwise.  Debtor shall promptly notify Secured Party in writing of any material existing, pending or threatened investigation or inquiry by any governmental authority in connection with any applicable Environmental Laws.

F.           Further Assurances.  Debtor shall execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, to Secured Party such other and further instruments and do such other acts as in the reasonable opinion of Secured Party may be necessary or desirable to effect the intent of this Instrument, promptly upon request of Secured Party and at Debtor’s expense.

Section 2.3             Costs, Expenses and Indemnities.  Debtor agrees to pay and indemnify Secured Party and Trustee as follows:

A.           Costs and Expenses.  Debtor shall indemnify Secured Party and Trustee from and reimburse and pay Secured Party for all fees, costs and expenses (including without limitation, attorneys’ fees, court costs and legal expenses and consultant’s and expert’s fees and expenses), incurred or expended by Secured Party or Trustee in connection with (1) the breach by Debtor of any representation or warranty contained in this Instrument, the Debenture or any other documents and instruments evidencing, securing or otherwise relating to the Secured Obligations, (2) the failure by Debtor to perform any agreement, covenant, condition, indemnity or obligation contained in this Instrument, the Debenture or any other documents and instruments evidencing, securing or otherwise relating to the Secured Obligations, (3) Secured Party’s or Trustee’s exercise of any of its rights and remedies under this Instrument, the Debenture and the other documents and instruments evidencing, securing or otherwise relating to the Secured Obligations, or (4) the protection of the Collateral and the liens thereon and security interests therein.  All such fees, costs and expenses shall be a demand obligation owing by Debtor to Secured Party.  The liabilities of Debtor as set forth in this Section 2.3(A) shall survive the termination of this Instrument.

B.           Indemnity.  Debtor shall indemnify and hold harmless Secured Party and persons or entities owned or controlled by or affiliated with Secured Party and their respective directors, officers, shareholders, partners, employees, consultants and agents (herein individually, an “Indemnified Party,” and collectively, “Indemnified Parties”) from and against, and reimburse and pay Indemnified Parties with respect to, any and all direct claims, demands, liabilities, losses, damages (including without limitation, actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs and expenses (including without limitation, attorneys’ fees, court costs and legal expenses and consultant’s and expert’s fees and expenses), of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of (1) any bodily injury or death or property damage occurring in or upon or in the vicinity of the Collateral through any cause whatsoever, (2) any act performed or omitted to be performed hereunder or the breach of or failure to perform any warranty, representation, indemnity, covenant, agreement or condition contained in this Instrument, the Debenture or any other document or instrument evidencing, securing or otherwise relating to the Secured Obligations, (3) any transaction, act, omission, event or circumstance arising out of or in any way connected with the Collateral or with this Instrument, the Debenture or any other document or instrument evidencing, securing or otherwise relating to the Secured Obligations, or (4) the violation of or failure to comply with any statute, law, rule, regulation or order, including without limitation, Environmental Laws and statutes, laws, rules, regulations and orders relating to Hazardous Materials; provided however, that such indemnities shall not apply to any Indemnified Party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such Indemnified Party (as determined by a court of competent jurisdiction).  The foregoing indemnities shall not survive in the event that the Lender takes ownership of the Collateral, provided that the forgoing indemnities will survive the release, foreclosure or other termination of this Instrument in all other circumstances.  The rights, powers and remedies herein conferred are cumulative, and not exclusive, of any and all other rights, powers and remedies existing at law or in equity (including without limitation, rights, powers and remedies under Environmental Laws).

Section 2.4             Performance by Secured Party.  Debtor agrees that, if Debtor fails to perform any act which Debtor is required to perform hereunder, Secured Party and Trustee may, but shall not be obligated to, perform or cause to be performed such act, and any expense so incurred by Secured Party or by Trustee in connection therewith shall be a demand obligation owing by Debtor to Secured Party, and Secured Party shall be subrogated to all of the rights of the party receiving such payment.

ARTICLE III

Collection of Proceeds of Production

Section 3.1             Assignment of Proceeds.  Pursuant to paragraph C of the granting clause of this Instrument, Secured Party is absolutely assigned and entitled to receive all of the severed and extracted ore, gold and Other Minerals produced from or allocated or attributed to all of the Collateral, together with all of the proceeds thereof and payments in lieu thereof.  Debtor acknowledges and agrees that said assignment is intended to be an absolute and unconditional assignment and not merely a pledge of or creation of a security interest in said gold and Other Minerals and proceeds or an assignment as additional security.  Debtor shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, transfer orders or letters-in-lieu thereof directing all purchasers of ore, gold and Other Minerals to make payments directly to Secured Party.  All parties producing, purchasing, receiving or having in their possession any such ore, gold and Other Minerals or proceeds are hereby authorized and directed by Debtor to treat and regard Secured Party as the party entitled in Debtor’s place and stead to receive such ore, gold and Other Minerals and proceeds; and said parties shall be fully protected in so treating and regarding Secured Party and shall be under no obligation to see to the application by Secured Party of any such proceeds received by it.  Notwithstanding the foregoing or any provision contained in this Deed of Trust, Secured Party agrees that, until and unless an Event of Default occurs hereunder, Secured Party shall exercise no rights to possession of any of the Collateral and shall permit Debtor to receive such ore, gold and Other Minerals or proceeds until such time as Secured Party shall have made written demand therefore following an Event of Default.  Such election by Secured Party shall not in any way waive the right of Secured Party to demand and receive such ore, gold and Other Minerals and proceeds thereafter allocated or attributed to the Collateral and shall not in any way diminish the absolute and unconditional right of Secured Party to receive all of such ore, gold and Other Minerals and proceeds and cash proceeds not theretofore expended or distributed by Debtor.  Following an Event of Default, any such ore, gold and Other Minerals or proceeds received by Debtor shall, when received, constitute trust funds in Debtor’s hands and shall be held by Debtor for the benefit of Secured Party.  Debtor hereby agrees that upon the first to occur of either (A) written demand of Secured Party, or (B) the occurrence of any event which constitutes an Event of Default (as hereinafter defined) or which upon the giving (or receiving) of notice or lapse of time, or both, would constitute such an Event of Default, all cash, proceeds, instruments and other property, of whatever kind or character, received by Debtor on account of the Collateral, whether received by Debtor in the exercise of its collection rights hereunder or otherwise, shall, in accordance with instructions then given by Secured Party, be remitted to Secured Party or deposited to an account designated by Secured Party, in the form received (properly assigned or endorsed to the order of Secured Party or for collection and in accordance with Secured Party’s instructions) not later than the first banking business day following the day of receipt, to be applied as provided in Section 3.2 hereof and, until so applied, may be held by Secured Party in a separate account on which Debtor may not draw.  Debtor agrees not to commingle any such property, following the receipt of any such demand from Secured Party or the occurrence of an Event of Default, with any of its other funds or property and agrees to hold the same upon an express trust for Secured Party until remitted to Secured Party.

Section 3.2             Application of Proceeds.  Secured Party shall apply all of the proceeds received pursuant to Section 3.1 hereof in satisfaction of the Secured Obligations as provided below, unless otherwise agreed to by Secured Party and Debtor.  All such proceeds received and to be applied by Secured Party up to the close of business on the last day of each calendar month shall be applied by Secured Party on or before the fifth business day of the next succeeding calendar month as follows (with any balance remaining after such application to be paid to Debtor):

A.           First, to the payment to Secured Party and Trustee of all outstanding or unreimbursed fees, costs and expenses incurred by Secured Party or Trustee pursuant hereto, and any part of the Secured Obligations not evidenced by written instrument, including without limitation, all charges and penalties, including interest thereon, due Secured Party;

B.           Second, to the payment or prepayment of all interest accrued on the Secured Obligations; and

C.           Third, to the payment or prepayment of the principal of the Secured Obligations in any order the Secured Party may elect from time to time;

Section 3.3             Inclusion in Sale.  Upon any sale of any of the Collateral pursuant to Article V hereof and expiration of any mandatory redemption periods, the ore, gold and Other Minerals thereafter produced from or attributed to the part of the Collateral so sold, and the proceeds thereof, shall be included in such sale and shall pass to the purchaser free and clear of the provisions of this Article III.

Section 3.4             No Liability in Secured Party.  Except for negligent acts or willful misconduct, Secured Party is hereby absolved from all liability for failure to enforce collection of any such proceeds and from all other responsibility in connection therewith, except the responsibility to account to Debtor for proceeds actually received.

Section 3.5             Rights of Secured Party.  Subject to the terms and conditions contained herein, Secured Party shall have the immediate and continuing right to demand, collect, receive and receipt for all production, proceeds and payments assigned hereunder.  In addition, Debtor agrees that, upon the request of Secured Party and following an Event of Default, it will promptly execute and deliver to Secured Party such transfer orders, payment orders, division orders and other instruments as Secured Party may deem necessary, convenient or appropriate in connection with the payment and delivery directly to Secured Party of all proceeds, production, and payments assigned hereunder.  Debtor hereby authorizes and directs that, upon the request of Secured Party and following an Event of Default, all purchasers, transporters and other parties now or hereafter purchasing mineral production produced from or allocated or attributed to the Collateral or any other interest of Debtor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Land or to any of the estates, property, rights or other interests included in the Collateral, or any part thereof, or now or hereafter having in their possession or control any production from or allocated to the Collateral or any other interest of Debtor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Land or to any of the estates, property, rights or other interests included in the Collateral, or any part thereof, or now or hereafter otherwise owing monies to Debtor under contracts and agreements herein assigned, shall, until Secured Party directs otherwise, pay and deliver such proceeds, production or amounts directly to Secured Party at Secured Party’s address set forth in the introduction to this Instrument, or in such other manner as Secured Party may direct such parties in writing, and this authorization shall continue until the assignment of production and proceeds contained herein is released and reassigned.  No payor making payments to Secured Party at its request under the assignment of production and proceeds contained herein shall have any responsibility to see to the application of any of such funds, and any party paying or delivering proceeds, production or amounts to Secured Party under such assignments shall be released thereby from any and all liability to Debtor to the full extent and amount of all payments, production or proceeds so delivered.

Section 3.6             Change of Purchaser.  Should any purchaser taking the production from the Collateral or any other interest of Debtor (whether now owned or hereafter acquired by operation of law or otherwise), in, to or relating to the Land or to any of the estates, property, rights or other interests included in the Collateral, or any part thereof, fail to make any payment promptly to Secured Party, in accordance with the assignment of production and proceeds herein made, then Secured Party, to the fullest extent permissible under applicable law, shall have the right to demand a change of purchaser and to designate another purchaser of the ore, gold and Other Minerals included in the Collateral, without any liability on the part of Secured Party in making such selection; and failure of Debtor to consent to and promptly effect such change of purchaser shall constitute an Event of Default under Article V below.

Section 3.7             No Delegation or Assumption.  Nothing in this Instrument shall be deemed or construed to create a delegation to or assumption by Secured Party, of the duties and obligations of Debtor under any agreement or contract relating to the Collateral or any portion thereof, and all of the parties to any such contract shall continue to look to Debtor for performance of all covenants and other obligations and the satisfaction of all representations, warranties, covenants, indemnities and other agreements of Debtor thereunder, notwithstanding the assignment of production and proceeds contained herein or the exercise by Secured Party, prior to foreclosure, of any of its rights hereunder or under applicable law.

Section 3.8             Cumulative.  The assignment of production and proceeds contained herein shall not be construed to limit in any way the other rights and remedies of Secured Party hereunder, including without limitation, its right to accelerate the indebtedness evidenced by the Secured Obligations upon an Event of Default and the other rights and remedies herein conferred, conferred in the other documents and instruments evidencing, securing or relating to the Secured Obligations, or conferred by operation of law.  Monies received under the assignment of production and proceeds contained herein shall not be deemed to have been applied in payment of the Secured Obligations unless and until such monies actually are applied thereto by Secured Party.

ARTICLE IV

Termination and Release

Section 4.1             Release Upon Termination.  If all of the Secured Obligations shall be paid in full and otherwise satisfied pursuant to the terms and conditions of this Instrument and the other documents and instruments evidencing, securing or relating to the Secured Obligations, and if Debtor shall have well and truly performed all of the covenants and agreements herein contained, then all of the Collateral shall revert to Debtor, the liens and security interests created by this Instrument shall terminate and Secured Party shall, promptly after the request of Debtor, execute, acknowledge and deliver to Debtor a request to the Trustee to release this Instrument, and Secured Party shall execute such other instruments as may be necessary to evidence the termination of the liens and security interests created by this Instrument.

Section 4.2             Partial Release.  No partial release from the liens and security interests created by this Instrument of any part of the Collateral by Trustee or Secured Party shall in any way alter, vary or diminish the force or effect of this Instrument or impair, release or subordinate the liens and security interests created by this Instrument on the remainder of the Collateral.

ARTICLE V

Default

Section 5.1             Events of Default.  The occurrence of any of the following events which continues five (5) Banking Days after written notice thereof by the Debtor shall constitute an event of default (“Event of Default”) and upon the occurrence thereof the liens and security interests created hereby shall be subject to foreclosure in any manner provided for herein or provided for by applicable law:

A.           Failure of Debtor to pay as and when provided herein any fee or other amount due Secured Party or Trustee under this Instrument when due;

B.           Failure of Debtor to perform or observe any covenant, agreement, indemnity, condition or provision in this Instrument;

C.           Any of Debtor’s representations or warranties made in this Instrument or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect as of the date made or deemed made; or

D.           An “Event of Default” as defined in the Debenture shall occur.

Section 5.2             Treatment of Fixtures.  Upon the occurrence of any Event of Default, or at any time thereafter, if deemed appropriate by Secured Party or if required by applicable law, Secured Party may elect to treat the fixtures included in the Collateral either as real property or as personal property, or both, and proceed to exercise such rights as apply to the type of property selected.

Section 5.3             Foreclosure.  Upon the occurrence of any Event of Default, or at any time thereafter, in addition to any other rights, powers and remedies herein conferred or conferred by operation of law, Secured Party and Trustee shall have all of the rights, powers and remedies of a secured party, a mortgagee, a beneficiary under a deed of trust, and a public trustee under a deed of trust granted under applicable law.  Secured Party may, with notice, proceed by one or more actions in equity or at law for the seizure and sale of the Collateral or any portion thereof, for the foreclosure or sale of the Collateral or any portion thereof by judicial foreclosure by appropriate proceedings in any court of competent jurisdiction, by a public trustee’s sale, or in any other manner then permitted by law, for the specific performance of any covenant or agreement of Debtor herein contained or in aid of the execution of any right, power or remedy herein granted, or for the enforcement of any other appropriate equitable or legal remedy and to recover judgment against Debtor.  In furtherance, and not in limitation, thereof:

A.           Deed of Trust.  This Instrument shall constitute a trust deed under Articles 37, 38 and 39 of Title 38 of the Colorado Revised Statutes, as amended and as may be amended from time to time, or any future law containing provisions under which the sale of property securing debts is authorized or permitted; and upon an Event of Default, or any time thereafter, Trustee shall, whenever requested by Secured Party, cause the Collateral to be sold in accordance with the provisions thereof and hereof.

B.           Mortgage.  This Instrument shall also constitute a mortgage, and upon the occurrence of an Event of Default and during the continuance thereof may be foreclosed as to any of the Collateral by judicial action or in any manner then permitted by applicable law; and to the extent, if any, required to cause this Instrument to be so effective as a mortgage as well as a deed of trust, Debtor hereby mortgages the Collateral to Secured Party.

C.           Election.  Secured Party may elect to treat this Instrument, from time to time and at any time, either as a deed of trust to the public trustee or as a mortgage.  In the event a public trustee’s sale of the Collateral shall be commenced by Trustee, Secured Party may at any time before the sale of the Collateral, elect to abandon the public trustee’s sale, and Secured Party may then institute a suit for the collection of the Secured Obligations and for the foreclosure of this Instrument by judicial action.  It is agreed that if Secured Party should institute a suit for the foreclosure of this Instrument by judicial action, Secured Party may at any time before the entry of a final judgment, dismiss such suit, and then direct Trustee to cause the Collateral to be sold pursuant to a public trustee’s sale in accordance with the provisions of this Instrument.

D.           Additional Actions.  This Instrument shall also constitute and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, mortgage, financing statement and security agreement, and from time to time as any one or more thereof as appropriate under applicable law.  Secured Party shall be entitled to all of the rights, remedies and benefits of a secured party, mortgagee and a beneficiary granted under applicable law; and, to the fullest extent of such law, shall be entitled to enforce such rights, remedies and benefits.  Debtor intends and hereby grants to Secured Party all rights, powers and remedies accorded a secured party, mortgagee and a beneficiary under applicable law whether or not such rights, powers and remedies are expressly granted or reserved herein.

E.           Notice, Place and Manner of Sale.  Any sale of the Collateral under this Article V shall take place at such place or places and otherwise in such manner and upon such notice as may be required by law; or, in the absence of any such requirement, as Secured Party may deem appropriate.  Debtor expressly agrees that Secured Party or Trustee may offer the Collateral as a whole or in such parcels or lots as Secured Party or Trustee elects, regardless of the manner in which the Collateral may be described.

F.           Postponement of Sale.  Any sale of the Collateral conducted under this Article V may be postponed from time to time as provided by applicable law; or, in the absence of any such provisions, Secured Party may postpone the sale of the Collateral or any part thereof by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.  Sale of a part of the Collateral will not exhaust the power of sale, and sales may be made from time to time until all Collateral is sold or the Secured Obligations are paid in full.

G.           Secured Party’s Right to Purchase.  Secured Party shall have the right to bid or to become the purchaser at any sale made pursuant to the provisions of this Article V, and shall have the right to credit upon the amount of the bid made therefor the amount payable to it out of the net proceeds of such sale.

H.           Conveyance to Purchaser.  Any lawful sale of the Collateral or any portion thereof pursuant to the provisions of this Article V will operate to divest all right, title, interest, claim and demand of Debtor in and to the property sold and will be a perpetual bar against Debtor and shall, subject to applicable law, vest title in the purchaser free and clear of all liens, security interests and encumbrances, including without limitation, liens, security interests and encumbrances junior or subordinate to the liens, security interests and encumbrances created by this Instrument.  Upon any lawful sale of the Collateral or any portion thereof pursuant to the provisions of this Article V, the receipt by Secured Party, Trustee, the sheriff or other official or party responsible for conducting the sale, shall be sufficient discharge to the purchaser or purchasers at any sale for the purchase money, and such purchaser or purchasers and the heirs, devisees, personal representatives, successors and assigns thereof shall not, after paying such purchase money and receiving such receipt of Secured Party, Trustee, the sheriff or such other official or party, be obliged to see to the application thereof or be in anywise answerable for any loss, misapplication or nonapplication thereof.  Any purchaser at a sale will, subject to mandatory redemption periods, if any, receive immediate possession of the Collateral purchased, and Debtor agrees that if Debtor retains possession of the Collateral or any part thereof subsequent to such sale, Debtor will be considered a tenant at sufferance of the purchaser, and will, if Debtor remains in possession after demand to remove, be guilty of forcible detainer, and will be subject to eviction and removal, forcible or otherwise, with or without process of law and all damages to Debtor by reason thereof are hereby expressly waived by Debtor.

Section 5.4             Personal Property.  Upon the occurrence of any Event of Default, or at any time thereafter, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Secured Party shall have all of the rights and remedies of an assignee and secured party granted by applicable law, including without limitation, the applicable Uniform Commercial Code as then in effect, and shall, to the extent permitted by applicable law, have the right and power, but not the obligation, to take possession of the personal property included in the Collateral and any proceeds thereof wherever located, and for that purpose Secured Party may enter upon any premises on which any or all of such personal property is located and take possession of and operate such personal property or remove the same therefrom.  Secured Party may require Debtor to assemble such personal property and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties.  The following presumptions shall exist and shall be deemed conclusive with regard to the exercise by Secured Party of any of its remedies with respect to personal property:

A.           If notice is required by applicable law, Debtor agrees that ten days’ prior written notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition thereof is to be made shall be deemed reasonable notice to Debtor.  No such notice is necessary if such property is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market.

B.           If Secured Party in good faith believes that the Securities Act of 1933 or any other state or federal law prohibits or restricts the customary manner of sale or distribution of any of such property, Secured Party may sell such property privately or in any other manner deemed advisable by Secured Party at such price or prices as Secured Party determines in its sole discretion.  Debtor recognizes that such prohibition or restriction may cause such property to have less value than it otherwise would have and that, consequently, such sale or disposition by Secured Party may result in a lower sales price than if the sale were otherwise held.

Section 5.5             Possession.  Upon the occurrence of any Event of Default, or at any time thereafter, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Secured Party shall, to the extent not prohibited by applicable law, have the right and power, but not the obligation, to enter upon and take immediate possession of the Collateral or any portion thereof, to exclude Debtor therefrom, to hold, use, operate, manage, enjoy and control such Collateral, to make all such repairs, replacements, alterations, additions and improvements to the same as Secured Party may deem proper or expedient, to sell all of the severed and extracted ore, gold and Other Minerals included in the same subject to the provisions of Article III hereof, to demand, collect and retain all other earnings, rents, issues, profits, proceeds and other sums due or to become due with respect to such Collateral accounting for and applying to the payment of the Secured Obligations only the net earnings arising therefrom after charging against the receipts therefrom all fees, costs, expenses, charges, damages and losses incurred by reason thereof plus interest thereon without any liability to Debtor in connection therewith.  Such possession shall at once be delivered to Secured Party upon request, and on refusal or failure to so deliver possession, the delivery of such possession may be enforced by Secured Party by any appropriate civil suit or proceeding.

Section 5.6             Appointment of Receiver.  Upon the occurrence of any Event of Default, or at any time thereafter, in addition to all other rights, powers and remedies herein conferred or conferred by operation of law, Secured Party shall be entitled to the appointment of a receiver of the Collateral without the necessity of the posting of a bond or notice; and shall, to the extent not prohibited by applicable law, be entitled to such receiver as a matter of right, without regard to the solvency or insolvency of Debtor, the value or adequacy of the Collateral or the Collateral being in danger of being materially injured or reduced in value as security by removal, destruction, deterioration, accumulation of prior liens or otherwise; and such receiver may be appointed by any court of competent jurisdiction upon ex parte application, and without notice, notice being expressly waived.  Debtor does hereby consent to the appointment of such receiver or receivers, waive any and all defenses to such appointment, and agree not to oppose any application therefor by Secured Party, and agree that such appointment shall in no manner impair, prejudice or otherwise affect the rights of Secured Party under this Article V.  Nothing herein is to be construed to deprive Secured Party of any other right, remedy or privilege it may now or hereafter have under law to have a receiver appointed.  Any money advanced by Secured Party in connection with any such receivership shall be a demand obligation owing by Debtor to Secured Party.  Any such receiver shall have all powers conferred by the court appointing such receiver, which powers shall, to the extent not prohibited by applicable law include, without limitation, the right to enter upon and take immediate possession of the Collateral or any part thereof, to exclude Debtor therefrom, to hold, use, operate, manage and control such Collateral, to make all such repairs, replacements, alterations, additions and improvements to the same as such receiver or Secured Party may deem proper or expedient, to lease, sell or otherwise transfer the Collateral or any portion thereof as such receiver or Secured Party may deem proper or expedient, to lease, sell or otherwise transfer the Collateral or any portion thereof as such receiver or Secured Party may deem proper or expedient, to sell all of the severed and extracted ore, gold and Other Minerals included in the same subject to the provisions of Article III hereof, to demand and collect all of the other earnings, rents, issues, profits, proceeds and other sums due or to become due with respect to such Collateral, accounting for only the net earnings arising therefrom after charging against the receipts therefrom all fees, costs, expenses, charges, damages and losses incurred by reason thereof plus interest thereon without any liability to Debtor in connection therewith which net earnings shall be turned over by such receiver to Secured Party to be applied by Secured Party to the payment of the Secured Obligations in the order set forth in Section 5.10.

Section 5.7             Waiver by Debtor.  To the extent not prohibited by applicable law, Debtor agrees that Debtor shall not at any time have, invoke, utilize or assert any right under any laws pertaining to the marshaling of assets or liens, the sale of property in the inverse order of alienation, the exemption of homesteads, the administration of estates of decedents, appraisement, moratorium, valuation, stay, extension or redemption now or hereafter in force, and Debtor hereby waives the benefit of all such laws to the fullest extent not prohibited by applicable law.

Section 5.8             Remedies Cumulative.  All rights, powers and remedies herein conferred are cumulative, and not exclusive, of (A) any and all other rights and remedies herein conferred, (B) any and all rights, powers and remedies existing at law or in equity, and (C) any and all other rights, powers and remedies provided for in any other documents or instruments evidencing, securing or relating to the Secured Obligations, and Secured Party shall, in addition to the rights, powers and remedies herein conferred, be entitled to avail itself of all such other rights, powers and remedies as may now or hereafter exist at law or in equity for the collection of and enforcement of the Secured Obligations and the enforcement of the warranties, representations, covenants, indemnities and other agreements contained in this Instrument and the other documents and instruments evidencing, securing or relating to the Secured Obligations and the foreclosure of the liens and security interests created by this Instrument.  Each and every such right, power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by Secured Party and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy.  No delay or omission by Secured Party or by Trustee, the sheriff or other official or person in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

Section 5.9             Costs and Expenses.  All fees, costs and expenses (including without limitation, attorneys’ fees and legal expenses), incurred by or on behalf of Secured Party or Trustee in protecting and enforcing their rights hereunder or incident to the enforcement of this Instrument and the liens and security interests created hereby, shall be a demand obligation owing by Debtor to Secured Party.

Section 5.10             Application of Proceeds.  The proceeds of any sale of the Collateral or any part thereof made pursuant to this Article V shall be applied as may be required by applicable law, or in the absence of any such requirements, as follows:

A.           First, to the payment of all fees, costs, expenses and penalties incident to the enforcement of this Instrument and the liens and security interests created hereby, including without limitation, the fees, costs and expenses described in Section 5.9 hereof;

B.           Second, to the payment of all fees, costs, expenses and penalties remaining unpaid under the Debenture;

C.           Third, to the payment or prepayment of accrued interest remaining unpaid on the Debenture;

D.           Fourth, to the payment or prepayment of principal remaining unpaid on the Debenture in such order as Secured Party may elect;

E.           Fifth, to the payment or prepayment of the Secured Obligations other than the Secured Obligations evidenced by the Debenture in such order as Secured Party may elect; and

F.           Sixth, the remainder, if any, shall be paid to Debtor or such other person or persons as may be legally entitled thereto.

Section 5.11           Limitation on Rights and Waivers.  All rights, powers and remedies herein conferred shall be exercisable by Trustee and Secured Party only to the extent not prohibited by applicable law; and all waivers and relinquishments of rights and similar matters shall only be effective to the extent such waivers or relinquishments are not prohibited by applicable law.

ARTICLE VI

Miscellaneous Provisions

Section 6.1             Waiver.  Any and all covenants of Debtor in this Instrument may from time to time, be waived by Secured Party by an instrument in writing signed by Secured Party to such extent and in such manner as Secured Party may desire, but no such waiver will ever affect or impair Secured Party’s rights hereunder, except to the extent specifically stated in such written instrument.  All changes to, amendments and modifications of this Instrument must be in writing and signed by Secured Party.

Section 6.2             Severability.  If any provision of this Instrument or of any of the instruments and documents evidencing, securing or relating to the Secured Obligations is invalid or unenforceable in any jurisdiction, such provision shall be fully severable from this Instrument and the other provisions hereof and of said instruments and documents shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of Secured Party and Trustee in order to carry out the provisions and intent hereof.  The invalidity of any provision of this Instrument in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

Section 6.3             Subrogation.  This Instrument is made with full substitution and subrogation of Secured Party and Trustee in and to all covenants and warranties by others heretofore given or made with respect to the Collateral or any part thereof.

Section 6.4             Financing Statement.  This Instrument shall be deemed to be and may be enforced from time to time as an assignment, contract, deed of trust, mortgage, financing statement, real estate mortgage or security agreement, and from time to time as any one or more thereof is appropriate under applicable state law.  Debtor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Debtor at any time after the execution of this Instrument, and hereby ratifies any thereof filed prior to the execution of this Instrument.

Section 6.5             Rate of Interest.  Notwithstanding anything to the contrary contained herein, no rate of interest required hereunder or under the Secured Obligations shall exceed the maximum legal rate under applicable law, and, in the event any such rate is found to exceed such maximum legal rate, Debtor shall be required to pay only such maximum legal rate.

Section 6.6             Governing Law.  Insofar as permitted by otherwise applicable law, this Instrument shall be construed under and governed by the laws of the state of Colorado without giving effect to the conflicts of laws principles thereof.

Section 6.7             Recording.  All recording references in the Exhibits hereto are to the official real property records of the county in which the affected Land is located and in which records such documents are or in the past have been customarily recorded, whether deed records, oil and gas records, oil and gas lease records or other records.  The references in this Instrument and in the Exhibits hereto to liens, encumbrances and other burdens are for the purposes of defining the nature and extent of Debtor’s warranties and shall not be deemed to ratify, recognize or create any rights in third parties.

Section 6.8             Execution in Counterparts.  This Instrument may be executed in one or more original counterparts.  To facilitate filing and recording, there may be omitted from any counterpart the parts of Exhibit A containing specific descriptions of the Collateral that relate to land located in counties other than the county in which the particular counterpart is to be filed or recorded.  Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.

Section 6.9             Notices.  All notices given hereunder shall be in writing, shall be given by certified mail, return receipt requested, overnight courier service, telecopy, facsimile or copy delivered by hand, and, (A) if mailed, shall be deemed received three business days after having been deposited in a receptacle for United States mail, postage prepaid, (B) if delivered by overnight air courier service, shall be deemed received one business day after having been deposited with such overnight air courier service, postage prepaid, and (C) if delivered by telex, telecopy or hand delivery, shall be deemed received on the day the notice is sent if the sender thereof exercises reasonable efforts to confirm receipt thereof, in each case addressed as follows:

If to Debtor:

Hunter Bates Mining Corporation
900 IDS Center
80 South 8th Street
Minneapolis, MN  55402-8773
Attention: Mark D. Dacko
Fax. No.:  (612) 395-5276

If to Secured Party:

Cabo Drilling (America), Inc.
3rd Floor, 120 Lonsdale Avenue,
North Vancouver, BC  V7M 2E8, Canada
Attention: President
Fax. No.:  (604) 983-8056

Any party may, by written notice so delivered to the others, change the address or facsimile number to which delivery shall thereafter be made.

Section 6.10             Binding Effect.  This Instrument shall bind and inure to the benefit of the respective permitted successors and assigns of Debtor, Secured Party and Trustee.

Section 6.11             Filing.  Some of the above described goods are or are to become fixtures on the Land described in Exhibit A.  This Instrument is to be filed for record in, among other places, the real estate records of each county identified in Exhibit A.  This instrument covers fixtures, as-extracted collateral and minerals or the like or other substances of value which may be extracted from the earth and the accounts relating thereto, including accounts resulting from the sale thereof at the minehead thereof.  Debtor is the owner of an interest of record in the real estate concerned.

Executed as of the date first above written.

DEBTOR:

HUNTER BATES MINING CORPORATION
a Minnesota corporation

By: /s/ Mark D. Dacko

Printed Name: Mark D. Dacko
Title: CFO